Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 10, 2020, among Jagged Peak Energy LLC, a Delaware limited liability company (the “Issuer”), Jackal Merger Sub A, LLC, a Delaware limited liability company (“LLC Merger Sub”), Jackal Merger Sub A Finance Corp., a Delaware corporation (Jackal FinCo”), the other Guarantor (as defined in the Indenture) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 8, 2018 as supplemented by the First Supplemental Indenture thereto, dated as of December 17, 2019 (collectively, the “Indenture”), providing for the issuance of 5.875% Senior Notes due 2026 (the “Notes”);

WHEREAS, Section 5.01(a) of the Indenture provides that under certain circumstances, the entity formed by or surviving a consolidation or merger with Jagged Peak Energy Inc. (the “Parent”) shall execute and deliver to the Trustee a supplemental indenture pursuant to which such entity assumes all the obligations of the Parent under the Notes and the Indenture;

WHEREAS, the Indenture provides that a corporation must serve as a co-obligor of the Notes;

WHEREAS, LLC Merger Sub has formed Jackal FinCo to serve as a corporate co-obligor of the notes in place of Parent, which merged with and into LLC Merger Sub;

WHEREAS, the Indenture provides that under certain circumstances Jackal FinCo shall execute and deliver to the Trustee a supplemental indenture pursuant to which Jackal FinCo shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture and become a co-obligor of the Notes on the terms and conditions set forth herein (the “Note Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Indenture, Jackal FinCo may be added as an additional Guarantor (and co-obligor) without the consent of any Holders;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the transactions (the “Merger Transaction”) contemplated by that certain Agreement and Plan of Merger, dated as of October 14, 2019, among Parsley Energy, Inc. (“Parsley”), the Parent and Jackal Merger Sub, Inc. (“Merger Sub”), (i) the Parent merged with and into Merger Sub, with the Parent surviving such merger as a wholly owned subsidiary of Parsley, and (ii) immediately following such merger, the Parent merged with and into LLC Merger Sub, with LLC Merger Sub surviving such merger as a wholly owned subsidiary of Parsley; and

WHEREAS, pursuant to Section 5.01(a)(2) of the Indenture, LLC Merger Sub shall expressly assume, by supplemental indenture, all of the Obligations of the Parent under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, LLC Merger Sub, Jackal FinCo and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    ASSUMPTION. In accordance with Section 5.01(a) and Section 5.02 of the Indenture, LLC Merger Sub expressly assumes all of the Obligations of the Parent under the Notes and the Indenture and hereafter shall be deemed the “Parent” and a “Guarantor” for all purposes under the Notes and the Indenture.

3.    AGREEMENT TO GUARANTEE. Jackal FinCo hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof and hereafter shall be deemed a “Guarantor” and “co-obligor” for all purposes under the Notes and the Indenture.

4.    EXECUTION AND DELIVERY. Jackal FinCo agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

5.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Parent, Jackal FinCo or agent thereof, as such, shall have any liability for any obligations of the Parent or Jackal FinCo under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration of the issuance of the Notes.

6.    NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

7.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by LLC Merger Sub, Jackal FinCo and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: January 10, 2020

ISSUER:

JAGGED PEAK ENERGY LLC

By: Jackal Merger Sub A, LLC, its sole member

By: Parsley Energy, Inc., its sole member

By: /s/ Ryan Dalton
Name: Ryan Dalton
Title: Executive Vice President—Chief Financial Officer

LLC MERGER SUB
(as successor Parent and Guarantor to Jagged Peak Energy Inc.):

JACKAL MERGER SUB A, LLC

By: Parsley Energy, Inc., its sole member

By: /s/ Ryan Dalton
Name: Ryan Dalton
Title: Executive Vice President—Chief Financial Officer

Signature Page to Second Supplemental Indenture

5.875% Senior Notes due 2026

GUARANTORS:

SODE WATER LLC

By: Jagged Peak Energy LLC, its sole member

By: Jackal Merger Sub A, LLC, its sole member

By: Parsley Energy, Inc., its sole member

By: /s/ Ryan Dalton
Name: Ryan Dalton
Title: Executive Vice President—Chief Financial Officer

JACKAL MERGER SUB A FINANCE CORP. (as Guarantor and co-obligor)

By: Jackal Merger Sub A, LLC, its sole member

By: Parsley Energy, Inc., its sole member

By: /s/ Ryan Dalton
Name: Ryan Dalton

Title: Executive Vice President—Chief Financial Officer

Signature Page to Second Supplemental Indenture

5.875% Senior Notes due 2026

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

Signature Page to Second Supplemental Indenture

5.875% Senior Notes due 2026